UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 17, 2008

(Date of earliest event reported)

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9333 Genesee, Suite 300

San Diego, California 92121

(Address of principal executive offices, Zip Code)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2008, Veronica Z. Froman, a member of the board of directors of 1st Pacific Bancorp (the “Company”), resigned from the Company’s board of directors.  No executive officer of the  Company is aware of any disagreement between Ms. Froman and the Company on any matter relating to the Company’s operations, policies or practices.  Ms. Froman has assumed a senior executive position with GA Technologies and does not feel she is able to devote the time necessary to fulfill her responsibilities as a director of 1st Pacific Bancorp.

Item 8.01   Other Events.

On January 16, 2008, the Company mailed a letter to its shareholders commenting on the recent volatility in the market value of its stock, summarizing the Company’s 2007 accomplishments, and providing a brief outlook for the upcoming year.  A copy of the letter is attached hereto as Exhibit 99.1.

The Company expressly disclaims any obligation to update this letter and cautions that it is only accurate on the date it was presented. The inclusion of any data or statements in this letter does not signify that the information is considered material.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits.

99.1                           Letter dated January 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: January 17, 2008	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer